SUBLEASE

                               (LSN 800191)

          This Sublease is made this 15th day of October, 1993 by and between Bank of America National Trust and Savings Association, a national banking association ("Sublandlord") and Chino Valley Bank ("Subtenant").


WITNESSETH:

1.Recitals. This Sublease is made with reference to the following facts:

     1.1 Sinclair-Arcadia, L.P. ("Master Landlord") and Pacific Southwest Realty Company, predecessor in interest to Sublandlord, as tenant, entered into a written lease dated April 17, 1991, a copy of which is attached hereto as Exhibit A ("Master Lease") covering premises described in Section
1.01 and shown on Exhibit "B" of the Master Lease.

     1.2 Intentionally omitted.

     1.3 Subtenant desires to sublet all the premises described in Section
1.01 and shown on Exhibit "B" of the Master Lease (the "Premises") from Sublandlord on the terms and conditions contained in this Sublease.

2.   Basic Sublease Provisions.

     2.1 Building Name:  Arcadia Metro Centre

     Floors:             Ground Floor and Mezzanine
     Premises Address:   630 W. Duarte Road
                         Suite 101
                         Arcadia, CA

     2.2  Rentable Area of Premises: 6,800 square feet.

     2.3 Operating Expenses: Subtenant shall pay Tenant's Share of Operating Expenses as provided for and on the terms set forth on page (ii) and in Section 6 of the Master Lease.

     2.4 Commencement Date: The earlier of (i) the date Subtenant receives a certificate of occupancy with respect to the improvements to be conStrUCted by Subtenant in the PreiniSes and (ii) September 1, 1993-

     2.5  Expiration Date: April 30, 2001.

     2.6 Basic Monthly Rent: $9,860. subject to Paragraphs 2.8 and 2.11, all rent Bhall be paid without demand, deduction, set-off or counter claim, in advance, on the first day OE each calendar month during the term of this Sublease, and in the event of a

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          partial rental inonth, rent shall be prorated on the basis at a thirty (30) day month.

     2.7  Permitted Uset Any use permitted by law.

     2.8 Subtenant Improvement Concession: As considoration for Subtenant's performance of all obligations to be performed by Subtenant under this Sublease, and for so long as Subtenant shall not be in default hereunder, subtenant shall be excused from the payment of one-half (1/2) of the Basic Monthly Rent beginnimg on the first day of the Ilth month of the terra of this Sublease, and ending when the total concession to Subtenant equals $75,000. should subtenant at any time during the term hereof be in default under this Sublease, then the total sum so conditionally excused shall become immediately dua and payable by Subtenant to the Sublandlord.

     2.9 Late Charges: The parties agree that late payments by Subtenant to Sublandlord of rent will cause Sublandlord to incur costs not contemplated by this sublease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installiaent of rent is not received by Sublandlord within seven
          (7) days after rent is due, Subtenant will pay to Sublandlord, with such late installment, a sum equal to 2.5% of the Basic monthly Rent as a late charge. Additionally, after rent is past due for seven (1) days, interest at Sublandlord's prime rate shall apply to any such unpaid atiount from the due date until the date paid.

     2.10 Rental Adjustment(s) during initial term:


     Adjustment-Date          Adjusted Rent
     January 1, 1997          $10,846 per month

     2.11 Rental Abatement: As consideration for Subtenant's performance of all obligations to be performed by Subtenant under this Sublease and for so long as Subtenant shall not be in default hereunder, Subtenant shall be excused from the payment of one-half (1/2) of the Basic Monthly Rent for the first ten (10) months of the term of this Sublease. Should Subtenant at any time during the term hereof be in default under this Sublease, then the total sum of such Basic Monthly Rent so conditionally excused shall become immediately due and payable by Subtenant to Sublandlord. If at the date of expiration of the term of this Sublease, including any option period, Subtenant is not in default hereunder, Sublandlord shall waive any payment of all such Basic Monthly Rent so excused.

     2.12 Options to Extend: None. If Subtenant obtains from Master Landlord the right to exercise the two (2) five (5) year options granted by Master Landlord to Sublandlord in the Master Lease, such extension periods are to be pursuant to a direct lease with Master Landlord and Sublandlord shall have no obligations with respect thereto. Sublandlord's obligations under the Master Lease and under

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     this Sublease shall terminate on the Termination Date set forth above.

     2.13 Intentionally omitted.

     2.14 Intentionally omitted.

     2.15 Acceptance of Premises: Subtenant agrees to accept the Premises in an "as is" condition. Without limiting the foregoing, Subtenant's rights in the Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to:

               (i) the present or future suitability of the Premises for
     the conduct of      Subtenant's  business;

               (ii) the physical condition of the Premises;

               (iii) the expenses of operation of the Premises;

               (iv) the safety of the Premises, whether for the use of
     Subtenant or any    other  person, including Subtenant's employees,
     agents, invitees or      customers;

               (v) the compliance of the Premises with any applicable laws,
     regulations    or ordinances; or

               (vi) any other matter or thing affecting or related to the Premises.

     Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant shall, prior to delivery of possession of the Premises, inspect the Premises and become thoroughly acquainted with their condition, and acknowledges that the taking of possession of the Premises by Subtenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was so taken. Subtenant specifically agrees that Sublandlord has no duty to make any disclosures concerning the condition of the Project and the Premises and/or the fitness of the Project and the Premises for Subtenant's intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Premises, Subtenant will indemnity and defend Sublandlord (in accordance with Paragraph 9 hereof) for, from and against any matters which arise as a result of Subtenant's failure to disclose any relevant infornation about the Project or %-.he Premises to any cubtanant or aos4-gnAe. Subtenant shall comply with all laws and regulations relating to the use or occupancy of the Pren, ises and to tl,,e common areas, including, without limitation, mak4-ng structural alterations or providing auxiliary aids and services to the Pre;-,iises as requ'i-red by the Anericans wi-@h Disabilities Act 0: 1990, 42 U.S.C. SS 12101 et @e -

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     (the "ADAII).

     2.16 Base Year for Operating Expenses: 1991 as per the master Lease.

     2.17 Intentionally omitted.

     2.18 Address for payment of rent and notices:

     sublandlord;                  Subtenant:

     Bank of America, NT&SA             Chino Valley Bank
     20 N. Raynond Avenue               701 N. Haven Ave. Suite 350
     Pasadena, CA 91103            Ontario, CA 91764
     Attn: Real Estate Manager          (909)980-4030
     (818) 578-8700

2.19 Intentionally omitted.

2.20 Broker: CB Commercial



3.Incorporation By Reference; Assumption.All of the Sections of the master Lease are incorporated ink-.o this Sublease as if fully set for-"-h in this Sublease except for the following: 2, 3, 4, 5.10, 8, 9.02, 11, 12, 16.01,
16.02, 16.17, 17 and 18.

     3.1 If any provisions of this Sulolease conflict with any portion of the Master Lease as incorporated herein, the terms of tries Sublease shall govern.

     3.2 Subtenant-. shall assume and perform, to Sublandlord the Tenantlg obligations under the Viaster Lease provisions. Subtenant shall pay to Sublandlord Tenant's Share of operating 'Expenses and any other sums payable by Sublandlord to Master Landlord urder the Master Lease not later than ten (10) days prior to the date any such arounts are due and payable by Sublandlord.

     3.3 Sublandlord does not assume the obligations of the Master Landlord under the Master Lease.

     3.4 With respect to work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of other obligations required of Master Landlord under the Master Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Master Landlord; provided, however, Sublandlord shall have no obligation to institute legal action against Master Landlord. Subtenant shall cooperate with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord's other obligations under the Master Lease.


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4.Subtenant's Performance Under Master Lease. At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease directly to Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications it shall send to and receive from Master Landlord.

5.Covenant Of Ouiet Enjoyment: Sublandlord represents that the Master Lease is in full force and effect and that there are no defaults on Sublandlord's part under it as of the Commencement Date set forth in Paragraph 2.4 above. Subject to this Sublease terminating as provided in sections 10.3, 10A or
13.02 of the Master Lease, Sublandlord represents that if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises. Sublandlord shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Subtenant with this Sublease and the Master Lease and to permit Sublandlord to perform its obligations under this Sublease and the Master Lease.

6.   Master Lease.

     6.1 Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord.

     6.2 If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.

     6.3 If Sublandlord is given the right under the Master Lease to terminate the Master Lease (e.g. in case of destruction), Subtenant shall have the right, in its sole discretion, to determine whether it wishes to have the Master Lease terminated. If Subtenant elects to have the Master Lease terminated, then Subtenant shall so notify Sublandlord, Subtenant shall terminate this Sublease and Sublandlord shall terminate the Master Lease; provided, however, in such event Subtenant shall indemnify Sublandlord against any liabilities which may arise as a result of such termination.


7.Hazardous Materials. For the purposes of this Sublease, the following terms have the following meanings:

          (a) "Hazardous Materials Laws" means any and all laws, statutes, ordinances or regulations pertaining to health, industrial hygiene or

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     the environment including, without limitation, CERCLA (Comprehensive
     Environmental Response Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

          (b) "Hazardous Materials" means asbestos or any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated under any federal, state or local law.

     At its own expense, Subtenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Subtenant will cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal. Subtenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of this Sublease, Subtenant will cause all Hazardous Materials placed on, under or about the Premises by Subtenant or at Subtenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Subtenant will not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or any building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises without first notifying Master Landlord and Sublandlord of Subtenant's intention to do so and affording Master Landlord and Sublandlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Master Landlord's and Sublandlord's interests with respect thereto.


8.Artwork. Subtenant will not install any artwork of any nature in the Premises which cannot be removed without damage or destruction to the artwork. Subtenant may not alter or modify any piece of artwork within the Premises without Sublandlord's express written consent, which Sublandlord may withhold in its sole discretion.

9.Indemnity. Subtenant will indemnify, defend (by counsel reasonably acceptable to Sublandlord), protect and hold Sublandlord harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys' fees and the allocated costs of Sublandlord's in-house attorneys) arising out of or relating to (i) the death of or injury to any person, or damage to any property whatsoever, on or about the Premises; or (ii) Subtenant's breach or default under this Sublease (including, without limitation, Subtenant's breach of Paragraph 7

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above) or, to the extent incorporated herein, the Master Lease.


10.Attorneys' Fees. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees (including allocated costs of Sublandlord's in-house attorneys) incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.


ii. No Encumbrance. Subtenant shall not voluntarily, involuntarily or by operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Premises.


12.  Assignment and Subletting.

     12.1 Subtenant shall not voluntarily, involuntarily or by operation of law assign this Sublease or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the written consent of Sublandlord, which consent shall not be unreasonably withheld.
Determining whether or not to consent to the proposed assignment or subletting, Sublandlord may consider among other factors:
























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          (i) whether the proposed sublessee or assignee has a net worth equal to or greater than Subtenant,

          (ii) whether the proposed use of the Premises by the proposed sublessee or assignee is consistent with Paragraph 2.7,

          (iii) the experience and business reputation of the proposed sublessee or assignee, and

          (iv) whether Sublandlord's consent will result in a breach of the Master Lease or any other lease or agreement to which Sublandlord is a party affecting the Project or Premises.

     12.2 Any attempted assignment or subletting, without Sublandlord's consent shall be null and void and of no effect. No permitted assignment or subletting of Subtenant's interest in this Sublease, shall relieve Subtenant of its obligations to pay the rent or other sum or charge due hereunder and to perform all the other obligations to be performed by Subtenant hereunder. The acceptance of rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting or assignment. Consent to one sublease or assignment shall not be deemed to constitute consent to any subsequent attempted subletting or assignment.

 12.3 Within five (5) days following the date received by Subtenant from any assignee or sublessee, Subtenant shall pay to Sublandlord as additional rent, one hundred percent (100%) of the amount by which the rent payable by such assignee or sublessee to Subtenant exceeds the rent payable by Subtenant to Sublandlord under this Sublease until the rent paid by Subtenant to Sublandlord equals the amount paid by Sublandlord to Master Landlord under the Master Lease and thereafter, fifty percent (50%) of the amount by which the rent payable by such assignee or sublessee to Subtenant throughout the term exceeds the rent paid by Subtenant to Sublandlord under this Sublease. By way of example, if during a year of the term the annual rent under the Master Lease is $12 per square foot, the rent under the Sublease is $10 per square foot, and the rent under such subsublease is $14 per square foot, of the $14 per square foot paid to Subtenant by its subsublessee, $13 per square foot will be paid by Subtenant to Sublandlord hereunder. If Subtenant receives a lump sum payment in connection with an assignment, such amount shall be allocated between Subtenant and Sublandlord, in the same manner taking into account the total rents payable during the remaining terms of the Master Lease and Sublease.

     The foregoing is a freely negotiated arrangement between Subtenant and Sublandlord respecting the allocation of appreciated rents. This covenant shall survive the expiration of the term of this Sublease. Notwithstanding the foregoing, Subtenant shall not be obligated to pay Sublandlord any portion of such appreciated rentals until Subtenant has recovered any costs it has reasonably incurred in connection with the subletting of the Premises to any third party broker or for improvements to the Premises. Any such costs to be deducted from appreciated rents shall be submitted to Sublandlord and shall be subject to Sublandlord's reasonable approval.

13. ALTERATIONS

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(a) Alterations and Improvements Bv Subtenant.

Subtenant shall not make any alterations, additions or improvements to the Premises ("Alterations") without obtaining the prior written consent of Sublandlord thereto, which Sublandlord may grant or withhold, and to which Sublandlord may impose any conditions, in Sublandlord's sole discretion. The term "Alterations" shall include any alterations, additions or improvements made by Subtenant to comply with the ADA as required by Paragraph 2.15 above. All such Alterations shall be constructed only after necessary permits, licenses and approvals have been obtained by Subtenant from appropriate governmental agencies. All Alterations shall be constructed in a good and workmanlike manner using materials of a quality comparable to those on the Premises, and shall conform to all relevant codes regulations and ordinances. All such Alterations shall be made at Subtenant's sole cost and expense and shall be diligently prosecuted to completion. Any contractor or person making such Alterations shall first be approved in writing by Sublandlord, and Sublandlord may require that all work be performed under its supervision. Upon the expiration or earlier termination of this Sublease, Sublandlord may elect to have Subtenant either (i) surrender with the Premises any or all of such Alterations as Sublandlord shall determine (except personal property as provided in Subparagraph (b) below), in which case, such Alterations shall become the property of Sublandlord, or
(ii) promptly remove any or all of such Alterations designated by Sublandlord to be removed, in which case Subtenant shall, at its sole cost and expense, repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Subtenant shall permit no mechanic's or other liens to be recorded against the Premises. Should a lien be made or filed against the Premises or real property on which the Premises are situated, Subtenant shall, at its sole cost, bond against or discharge said lien within ten (10) days after Sublandlord's or Master Landlord's request to do so.

     (b) Removal of Personal Property. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Premises shall be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of such property at the expiration or sooner termination of this Sublease, in which event such removal shall be done at Subtenant's expense, and Subtenant shall at its own expense repair any damage to the Premises caused by such removal prior to the termination of this Sublease.


14.Holding over. If Subtenant holds over after the expiration or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant shall become and be only a month-to-month tenant at a rent equal to one hundred and fifty percent --(l50%) of the rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms,

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covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Premises upon the expiration of the term hereof or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any such holding over, and (ii) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees including the allocated costs of Sublandlord's in-house attorneys) incurred or suffered by Sublandlord by reason of Subtenant's failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease.


15.Liens. Subtenant will keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. Sublandlord has the right to post and keep posted on the Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Premises and the Project from such liens.


16.Maintenance and Repairs. Subtenant acknowledges that the Premises are in good order and repair. At all times during the term of this Sublease, Subtenant, at its sole cost and expense, will maintain the Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair. At the end of the term of this Sublease, Subtenant will surrender the Premises in as good condition as received, normal wear and tear excepted. Subtenant shall be responsible for all repairs required to be performed by the Tenant under the Master Lease.


17.Insurance. At all times during the term of this Sublease, Subtenant shall, at its sole expense, procure and maintain the following types and amounts of insurance coverage (but in no event less than the types and amounts of amounts of coverage required from time to time under the Master Lease):

     17.1 Comprehensive general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises with at least a single combined liability and property damage limit of $1,000,000.

     17.2 Insurance on all plate or tempered glass in or enclosing the Premises, for the replacement cost of such glass.

     17.3 Insurance adequate in amount to cover damage to the Premises including, without limitation, leasehold improvements, trade fixtures, furnishings, equipment, goods and inventory.

     17.4 Rent insurance in an amount equal to all rent and other sums or

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charges payable under this Sublease for period of at least twelve (12)
months commencing with the date of loss.

     17.5 Employer's liability insurance and worker's compensation insurance as required by applicable law.


     17.6 All such insurance shall be in a form satisfactory to Sublandlord and carried with companies reasonably acceptable to Sublandlord. Subtenant shall provide Sublandlord with a certificate of insurance showing Sublandlord as additional insured. The certificate shall provide for a thirty-day written notice to Sublandlord in the event of cancellation or material change of coverage.

     17.7 Sublandlord and Subtenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

18.Events of Default. If one or more of the following events ("Event of Default") occurs, such occurrence constitutes a breach of this Sublease by
Subtenant:

     18.1 Subtenant abandons or vacates the Premises; or

     18.2 Subtenant fails to pay any monthly Basic Monthly Rent or Operating Expenses and Taxes, if applicable, as and when the same become due and payable, and such failure continues for more than three (3) days after Sublandlord gives written notice thereof to Subtenant; or

     18.3 Subtenant fails to pay any other sum or charge payable by Subtenant hereunder as and when the same becomes due and payable, and such failure continues for more than twenty-five (25) days after Sublandlord gives written notice thereof to Subtenant; or

     18.4 Subtenant fails to perform or observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due, and such failure continues for more than twenty-five (25) days after Sublandlord gives written notice thereof to Subtenant, or if the default cannot be cured within said twenty-five (25) day period and Subtenant fails within said period to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

     18.5 Subtenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes

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action for the purpose of any of the foregoing; or

     18.6 A court or governmental authority of competent jurisdiction, without consent by Subtenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial portion of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Subtenant, or if any such petition is filed against Subtenant and such petition is not dismissed within thirty (30) days; or

     18.7 This Sublease or any estate of Subtenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

19.  Remedies of Sublandlord on Default.

     19.1 In the event of any breach of this Sublease by Subtenant, Sublandlord may, at its option, terminate the Sublease and recover from Subtenant (a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Subtenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform this obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

     19.2 Sublandlord may, in the alternative, continue this Sublease in effect, as long as Sublandlord does not terminate Subtenant's right to possession, and Sublandlord may enforce all its.rights and remedies under the Sublease, including the right to recover the rent as it becomes due under the Sublease. If said breach of the Sublease continues, Sublandlord may, at any time thereafter, elect to terminate the Sublease. Sublandlord shall not be deemed to have terminated this Sublease or the liability of Subtenant to pay rent or any other amounts due hereunder by any reentry or by any action in unlawful detainer, unless Sublandlord shall have specifically notified Subtenant in writing that Sublandlord has elected to terminate this Sublease. Nothing contained herein shall be deemed to limit any other rights or remedies which Sublandlord may have.

20.  Estoppal Certificates.

     20.1 Subtenant shall at any time upon not less than ten (10) days' prior written notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit,

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and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder or of Master Landlord under the Master Lease, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

     20.2 At Sublandlord's option, Subtenant's failure to deliver such statement within such time shall be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, (ii) that there are no uncured defaults in Sublandlord's performance hereunder or in Master Landlord's performance under the Master Lease, and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Sublandlord as a material default by Subtenant under this Sublease.

     20.3 If the Master Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Subtenant hereby agrees to deliver to any lender or purchaser designated by Master Landlord such financial statements of Subtenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Subtenant.

21.Real Estate Brokers. Each party warrants to the other that there are no brokerage commissions or fees payable in connection with this Sublease except to the broker set forth in Paragraph 2.20. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorney's fees and the allocated costs of Sublandlord's in-house attorneys) which the other party may incur as the result of any breach of this Paragraph 21.


22.  ARBITRATION OF DISPUTES.

     The provisions of this Paragraph 22 shall apply to the resolution of disputes between Sublandlord and Subtenant unless the Master Landlord is or may become a party to the dispute, in which event the provisions of this Paragraph 22 shall apply only if the Master Landlord agrees to settle the dispute pursuant to the terms hereof.

     ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS SUBLEASE OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT WILL, AT THE REQUEST OF ANY PARTY, BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (9 U.S.C.
SECTION 1 ET SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICAN ARBITRATION ASSOCIATION (-AAA"). THE AAA SHALL BE INSTRUCTED BY EITHER OR BOTH OF THE PARTIES TO PREPARE A LIST OF THREE (3) JUDGES WHO HAVE RETIRED FROM THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, A HIGHER CALIFORNIA COURT OR ANY FEDERAL COURT. WITHIN TEN (10) DAYS OF RECEIPT OF THE LIST, EACH PARTY MAY STRIKE ONE (1) NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION PROCEEDING SHALL BE CONDUCTED IN SAN FRANCISCO, LOS ANGELES OR SAN DIEGO, WHICHEVER IS THE CLOSEST CITY TO THE NEXUS OF THE DISPUTE. ANY CONTROVERSY IN INTERPRETATION

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OR ENFORCEMENT OF THIS PROVISION, OR WHETHER A DISPUTE IS ARBITRABLE, SHALL
BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS PARAGRAPH 22 WILL NOT APPLY TO ANY SUMMARY PROCEEDINGS TO OBTAIN POSSESSION OF REAL PROPERTY PURSUANT TO CHAPTER 4 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (SECTION 1159 ET SEQ.) AS AMENDED FROM TIME TO TIME OR ANY SIMILAR LAW, STATUTE OR ORDINANCE NOW OR HEREAFTER IN EFFECT.

     NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


                  /s/ Jay W,. Coleman        /s/ Mark Friedman
                  SUBTENANT'S                SUBLANDLORD'S
                  INITIALS                   INITIALS

23.Master Landlord Default; Consents. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease, and (b) whenever the consent or approval of Sublandlord and Master Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord shall be subject to the consent or approval of Master Landlord, and (ii) should Master Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord shall be released from any obligation to grant its consent or approval.

24.Notices. All notices or other communications required or permitted hereunder must be in writing, and be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Paragraph 2.18. All notices will be deemed received on the date sent.




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25.Master Landlord's Consent. This Sublease is expressly conditioned upon receipt of the written consent of Master Landlord within ten (10) days from the date of this Sublease.



          (Signature Page Follows)



     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

          SUBLANDLORD
          Bank of America National Trust and Savings Association


          By:  /s/ Steve Ohigashi
          Title: Dispositions Manager


          By:  /s/ Yvonne Tom
          Title: Vice President



          SUBTENANT
          Chino Valley Bank


          By:  /s/ Jay W. Coleman
          Title: Executive Vice President


          By:  /s/ Robert J. Schurheck
          Title: E.V.P. & C.F.O.

















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CONSENT OF MASTER LANDLORD


                         ("Master Landlord"), hereby consents to the
foregoing Sublease.


Date:    10/15/93
MASTER LANDLORD
                              Sinclair-Arcadia, L.P.,
                              a California limited
                              partnership

                              By:   /S/ Keith Sinclar
                              Name: Keith Sinclar
                              Its General Partner





































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                        FIRST AMENDMENT TO SUBLEASE
                               (LSN 800191)


     This Amendment to Sublease ("Amendment") is made this 22nd day of October, 1993 by and between Bank of America National Trust and Savings Association, a national banking association ("Sublandlord") and Chino valley Bank ("Subtenant") as an amendment to that certain Sublease dated September 9, 1993 between Sublandlord and Subtenant ("Subleasell).

     Sublandlord and Subtenant wish to amend the Sublease as follows:

     1.Paragraph 2.4 is amended in its entirety to read as follows:

     112.4 Commencement Date: October 15, 1993.11

     2.With reference to Paragraphs 2.6, 2.8 and 2.11, based on the established Commencement Date Of October 15, 1993, the one-half rental abatement under Paragraph 2.11 will commence on October 15, 1993 and end on August 15, 1994 and the one-half rental abatement under Paragraph 2.8 will commence on August 16, 1994 and end with the November 1, 1995 payment in the amount of $6,345, calculated by subtracting from the full Basic Monthly Rent of $9,860 the sum of $3,515 which will be the balance of the $75,000 Subtenant Improvement Concession of $3,515. Attached bereto as Schedule 1 is a payment schedule for the entire Sublease term.

     3.As modified herein, the Sublease is hereby ratified by Sublandlord and Subtenant.




          (Signature page follows)



















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







                                   SUBLANDLORD
                                   Bank of America National Trust and
                                   Savings Association


                                   By:
                                   Title:

                                   By :
                                   Title:Vice President


                                   SUBTENANT
                                   Chino Valley Bank


                                   By: /s/ Jay W. Coleman
                                   Title: E.V.P.


                                   By: /s/ Robert J. Schurheck
                                   Title:E.V.P. & C.F.O.































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                                SCHEDULE 1

Payment Date        Period Covered                       Amount Due

11/01/93            10/15 - 10/31 = $2,465 -1/              $7,395
                    11/01 - 11/30 = $4,930

12/01/93            12/01/93 - 12/31/93                     4,930
01/01/94            01/01/94 - 01/31/94                4,930
02/01/94            02/01/94 - 02/28/94                4,930
03/01/94            03/01/94 - 03/31/94                4,930
04/01/94            04/01/94 - 04/30/94                4,930
05/01/94            05/01/94 - 05/31/94                4,930
06/01/94            06/01/94 - 06/30/94                4,930
07/01/94            07/01/94 - 07/31/94                4,930


08/01/94            08/01/94 - 08/15/94 = $2,465 -2/
                    08/16/94 - 08/31/94 = $2,465 -3/

09/01/94            09/01/94 - 09/30/94                4,930
10/01/94            10/01/94 - 10/31/94                4,930
11/01/94            11/01/94 - 11/30/94                4,930
12/01/94            12/01/94 - 12/31/94                4,930
01/01/95            01/01/95 - 01/31/95                4,930
02/01/95            02/01/95 - 02/28/95                4,930
03/01/95            03/01/95 - 03/31/95                4,930
04/01/95            04/01/95 - 04/30/95                4,930
05/01/95            05/01/95 - 05/31/95                4,930
06/01/95            06/01/95 - 06/30/95                4,930
07/01/95            07/01/95 - 07/31/95                4,930
08/01/95            08/01/95 - 08/31/95                4,930
09/01/95            09/01/95 - 09/30/95                4,930
10/01/95            10/01/95 - 10/31/95                4,930



11/01/95            11/01/95 - 11/30/95 -4/                 6,345


12/01/95 and the first day of each month thereafter through,
 June 1, 1997       12/01/95 - 06/30/97                9,860

07/01/97 and the first day of."each month thereafter through
April 1, 2001       07/01/97 -5/ -04/30/01                  10,846



     1/Commencement of rental abatement period under Paragraph 2.11.

     2/End of rental abatement period under Paragraph 2.11.

     3/Commencement of rental abatement period for under Paragraph 2.8.


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     4/End of rental abatement period under Paragraph 2.8.

     5/Rental adjustment under Paragraph 2.10.




















































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